EXHIBIT 99.1

December 13, 2004

SMTC Corporation

(and its subsidiaries)

635 Hood Road

Markham, Ontario

L3R 4N6

Attention:	Ms. Jane Todd
Senior Vice President and
Chief Financial Officer

Dear Ms. Todd:

Re:	Congress Financial Corporation (Canada) financing of SMTC Manufacturing Corporation of Canada/Societe de Fabrication SMTC du Canada

And Re:	Congress Financial Corporation (Central) financing of each of SMTC Manufacturing Corporation of California, SMTC Manufacturing Corporation of Wisconsin, SMTC Manufacturing Corporation of Massachusetts and SMTC Mex Holdings, Inc.

We refer to:

(a)	the Canadian Loan Agreement dated June 1, 2004 (the “Canadian Loan Agreement”) by and between Congress Financial Corporation (Canada) (“Congress Canada”) and SMTC Manufacturing Corporation of Canada/Societe de Fabrication SMTC du Canada (the “Canadian Borrower”); and

(b)	the US Loan Agreement dated June 1, 2004 (the “US Loan Agreement”; and together with the Canadian Loan Agreement, the “Loan Agreements”) by and between Congress Financial Corporation (Central) (together with Congress Canada, “Congress”) and each of SMTC Manufacturing Corporation of California, SMTC Manufacturing Corporation of Wisconsin, SMTC Manufacturing Corporation of Massachusetts and SMTC Mex Holdings, Inc. (collectively and together with the Canadian Borrower, the “Borrowers”).

Unless otherwise defined herein, the capitalized terms used herein shall have the meanings ascribed to such terms in the US Loan Agreement.

1.	Limited Consent

The Obligors have requested that Congress consent to a 180 day extension (the “Extension”) of the 180 day period under Sections 9.23(b) of the Loan Agreements to wind-up all Inactive Subsidiaries and provide Congress with evidence, in form and substance satisfactory to Congress, of each such winding-up. For greater certainty, each of the Obligors requests that the date required for the

Borrowers to wind-up all Inactive Subsidiaries, or cause their respective Subsidiaries or affiliates to wind-up all Inactive Subsidiaries, and provide Congress with evidence, in form and substance satisfactory to Congress, of each such winding-up be changed from December 1, 2004 (as currently required pursuant to Sections 9.23(b) of the Loan Agreements) to June 1, 2005.

Subject to the satisfaction of the terms and conditions of this letter, in the sole and absolute discretion of Congress, and in reliance upon the specific description of the Extension and the representations and warranties of each Borrower contained in this letter, Congress hereby consents to the Extension.

2.	Limited Waivers

The Obligors have advised that SMTC Manufacturing Corporation of Texas (“SMTC Texas”) (an Obligor under each of the Loan Agreements) will file a voluntary petition under Chapter 7 of the Bankruptcy Code on or before December 13, 2004 and on terms substantially similar to those set out in the draft voluntary petition attached as Schedule “A” hereto (the “Chapter 7 Filing”).

Subject to the satisfaction of the terms and conditions of this letter, in the sole and absolute discretion of Congress, and in reliance upon the specific descriptions of the Chapter 7 Filing and the Extension and the representations and warranties of each Borrower contained in this letter, Congress hereby agrees to waive any Event of Default (as defined in the Loan Agreements) which has occurred or exists under:

(a)	Sections 10.1(a) of the Loan Agreements in respect of the failure by the Borrowers to, or cause their Subsidiaries and affiliates to, wind-up all Inactive Subsidiaries and provide Congress with evidence, in form and substance satisfactory to Congress, of each such winding-up by December 1, 2004 (being the end of the 180 day period from June 1, 2004) as required pursuant to Sections 9.23(b) of the Loan Agreements; and

(b)	Sections 10.1(h) of the Loan Agreements in respect of the Chapter 7 Filing by SMTC Texas.

Notwithstanding the foregoing, the limited waivers herein shall not extend to any other Event of Default (as defined in the Loan Agreements) that may occur or exist as a direct or indirect result or consequence of the Chapter 7 Filing.

3.	Conditions

The limited consent and waivers by Congress herein are conditional upon and subject to the Borrowers using their best efforts to obtain the proceeds (being approximately US$400,000) from the sale by SMTC Texas of the land and building located at Bratton Lane, Texas and described in Schedule “B” hereto (the “Texas Property”) from the receiver or similar official appointed in connection with the Chapter 7 Filing and deposit such proceeds into Blocked Accounts (as defined in the Loan Agreements).

4.	Limitations

The limited consent and waivers by Congress herein shall not be construed as a consent or waiver to any other provisions of the Loan Agreements and/or other Financing Agreements (as defined in the Loan Agreements) (including, without limitation, any Event of Default that occurs or exists in respect of any Obligor) or any further or future action on the part of any Obligor and/or any other party that would require a waiver or consent of Congress and is intended to be limited to the specific purpose and intent for which the same has been provided in this letter and does not prejudice any right or rights that Congress may have or may have in the future under or in connection with the Loan Agreements or any other Financing Agreements (as defined in the Loan Agreements) including, without limitation, (i) the exercise of any rights or remedies Congress may have as a creditor of SMTC Texas in the context of the Chapter 7 Filing and (ii) in requiring the application of the proceeds of the sale of the Texas Property in accordance with the terms of the Intercreditor Agreement and as set forth in paragraph 3 above. Furthermore, Congress reserves all of its rights to proceed to enforce its rights and remedies at any time and from time to time in connection with any Event of Default now existing or hereafter arising other than to the extent waived as provided in paragraph 2 above.

5.	General

To induce Congress to enter into this letter, each Borrower hereby confirms, after giving effect to this letter, that each of the representations and warranties contained in Section 8 of the Loan Agreements or in any other Financing Agreements (as defined in the Loan Agreements) is true and correct in all respects.

Each of SMTC Corporation and the Borrowers agrees to pay all fees, expenses and disbursements including, without limitation, legal fees, incurred by or payable to Congress in connection with the preparation, negotiation, completion, execution, delivery and review of this letter and all other documents and instruments arising therefrom and/or executed in connection therewith.

Each of SMTC Corporation and the Borrowers shall, and shall cause any Obligor to, execute and deliver such documents and take such action as may be necessary or desirable by Congress to give effect to the provisions and purposes of this letter all at the expense of each of SMTC Corporation and the Borrowers.

If requested by Congress, in its sole and absolute discretion, the terms and conditions of this letter may be formalized in documentation in form and substance satisfactory to Congress and its counsel and upon execution shall supercede and replace this letter. In any event, the Loan Agreements and this letter shall be henceforth be read together and shall have the effect as if all the provisions of such agreements were contained in one agreement.

For greater certainty, this letter constitutes a Financing Agreement (as defined in the Loan Agreements).

Except as specifically amended by this letter, the Loan Agreements and all other Financing Agreements (as defined in the Loan Agreements) shall remain in full force and effect and are hereby ratified and confirmed.

The headings contained in this letter are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

This letter may be executed and delivered by facsimile and in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms and conditions of this letter by signing below and returning an executed copy to us not later than 5:00 p.m. on December 13, 2004.

Yours very truly,

CONGRESS FINANCIAL CORPORATION (CANADA)

By:	/s/ Carmela Massari
Name:	Carmela Massari
Title:	Vice President, Loan Officer

CONGRESS FINANCIAL CORPORATION (CENTRAL)

By:	/s/ Carmela Massari
Name:	Carmela Massari
Title:	Vice President, Loan Officer

Acknowledged and accepted this 13th day of

December, 2004 by:

SMTC CORPORATION on its own behalf and on behalf of each of the Obligors (other than the Borrowers)		SMTC MANUFACTURING CORPORATION OF CANADA/SOCIETE DE FABRICATION SMTC DU CANADA

By:	/s/ Jane Todd	By:	/s/ Jane Todd
Name:	Jane Todd	Name:	Jane Todd
Title:	Chief Financial Officer	Title:	Chief Financial Officer

SMTC MANUFACTURING CORPORATION OF CALIFORNIA		SMTC MANUFACTURING CORPORATION OF WISCONSIN

By:	/s/ Jane Todd	By:	/s/ Jane Todd
Name:	Jane Todd	Name:	Jane Todd
Title:	Chief Financial Officer	Title:	Chief Financial Officer

SMTC MANUFACTURING CORPORATION OF MASSACHUSETTS		SMTC MEX HOLDINGS, INC.

By:	/s/ Jane Todd	By:	/s/ Jane Todd
Name:	Jane Todd	Name:	Jane Todd
Title:	Chief Financial Officer	Title:	Chief Financial Officer